Exhibit 10.26
CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Road
Rutland, VT 05701

February 17, 2021
Edmond Coletta
Senior Vice President and Chief Financial Officer
Casella Waste Systems, Inc.
25 Greens Hill Road
Rutland, VT 05701

Dear Mr. Coletta:
Reference is made to that certain Employment Agreement dated as of September 1, 2012 between Casella Waste Systems, Inc. (the “Company”) and you regarding the terms of your employment with the Company (the “Employment Agreement”).
To clarify the intended operation of the Employment Agreement relating to severance payments, the Company and you hereby agree to amend the Employment Agreement as follows:
Section 4.4.1(e) is amended to read:
“(e) “Severance” means the sum of: (i) one (1) times the highest annual Base Salary that was paid to Employee at any time prior to termination by Employee for Good Reason or prior to when Employee’s employment is terminated by Company other than for “Cause” or by reason of Death or Disability; and (ii) one (1) times Employee’s target annual cash incentive compensation opportunity under the Company’s Non-Equity Incentive Plan (or such successor plan as may be in effect from time to time) for the fiscal year in which termination occurs. Severance due under (i) shall be paid bi-weekly in accordance with Company payroll procedures, commencing immediately upon termination, and Severance due under (ii) shall be paid in a lump sum within sixty (60) days of the date of Employee’s termination, in all cases subject to Section 11 and, to the extent applicable, Section 20, and less applicable Employee payroll deductions. Severance payable under clause (i) is intended to, and shall be construed to, fit within the short-term deferral and separation pay exceptions to Section 409A to the maximum permissible extent and each installment payment thereof shall be treated as a separate payment. Severance payable under clause (ii) is intended to, and shall be construed to, fit within the short-term deferral exception to Section 409A.”
Except as modified by this letter, all other terms and conditions of the Employment Agreement shall remain in full force and effect.
Please indicate your agreement with the above terms by signing below.

Very truly yours,
Casella Waste Systems, Inc.
By: /s/ John W. Casella
John W. Casella
Chief Executive Officer

Accepted and agreed as of February 17, 2021
/s/ Edmond R. Coletta
Edmond R. Coletta